Exhibit 99.1

For more information contact:
Shannon Mutschler	Rachel Lee
Media Contact	Investor Contact	Sysco Corporation
mutschler.shannon@corp.sysco.com	lee.rachel@corp.sysco.com	1390 Enclave Parkway
T 281-584-4059	T 281-436-7815	Houston, TX 77077

SYSCO ANNOUNCES SENIOR LEADERSHIP CHANGES TO ACCELERATE

NEXT PHASE OF DEVELOPMENT

Kevin Hourican Elected as New President and Chief Executive Officer

Ed Shirley Elected Executive Chair

Tom Bené to Step Down January 31, 2020; To Serve as Executive Advisor through March 1, 2020

Brad Halverson Elected Lead Independent Director

HOUSTON, January 13, 2020 – Sysco Corporation (NYSE: SYY) (“the Company”), the leading global foodservice distribution company, announced today that Tom Bené will be stepping down from his roles as president and chief executive officer effective January 31, 2020. Tom will stay on with Sysco as an executive advisor until March 1, 2020, to be available to assist with a smooth and orderly transition of leadership for the Company. The board of directors has unanimously elected Kevin Hourican as the Company’s new president and chief executive officer, starting on February 1, 2020. Kevin most recently served as executive vice president of CVS Health and president of CVS Pharmacy and is a proven business leader with two decades of experience driving market-leading growth for large organizations.

The board has elected lead independent director Ed Shirley as executive chair, replacing Tom Bené, and Brad Halverson has been elected as the new lead independent director, both effective January 13, 2020.

While Sysco’s performance has improved steadily the last few years, the board believes that the senior leadership changes announced today will enable the Company to accelerate performance, fully capitalize on its scale advantages and drive meaningful operating improvements. Specifically, the board believes Kevin’s expertise across key company capabilities – sales, supply chain, logistics, operations and digital technologies – will unlock meaningful value for customers and other key stakeholders.

Larry Glasscock, chairman of the governance and nominating committee, said, “As part of a deliberate and thoughtful process to ensure Sysco is best positioned for its next phase of development, we are pleased to announce Kevin Hourican as the Company’s new president and CEO. The board believes Kevin’s leadership and skillset align strongly with Sysco’s strategic priorities in this next phase of accelerated growth. Moreover, Ed’s familiarity with the company and deep experience over decades running highly successful consumer businesses will ensure a smooth leadership transition.”

Mr. Shirley said, “We are pleased to welcome Kevin as our new president and CEO. Kevin brings a demonstrated track record of delivering strong growth, market share gains, customer service improvement and operational efficiencies within large and complex environments, having run an $85 billion business and leading large divisions at multi-unit retailers. He takes a strategic approach to winning in underdeveloped markets while driving new innovation. The board is highly confident Kevin has the skillset and vision to capture the opportunities ahead and we look forward to working with him and the full leadership team to deliver enhanced value for shareholders.”

Ed continued, “Tom has made many significant contributions to Sysco and the board and I are grateful for his leadership, integrity and dedication to our associates and customers. During his seven years at Sysco, he led important strategic initiatives that strengthened the Company’s overall performance and increased shareholder value. As CEO, he also renewed our focus on the customer, fostered a culture of empowerment and elevated the importance of corporate social responsibility, all of which will underpin our future success. The entire board thanks Tom for his dedication and service and we wish him well in his next endeavors.”

Mr. Bené said, “I have been honored to lead Sysco over the last few years and I am incredibly proud of all that our team has accomplished. Sysco’s leading market position in the foodservice industry, our unique capabilities and talented associates have positioned us well for the future. It has truly been an honor and a privilege to work alongside our 69,000 dedicated associates to bring our strategy to life.”

Mr. Hourican said, “I am thrilled to join the Sysco team. Sysco has an exceptional business model and significant headroom for profitable growth. I look forward to working with Ed, the board and the talented global team to continue the company’s success and identify new opportunities to enhance our market leadership and long-term growth prospects.”

Kevin Hourican most recently served as executive vice president of CVS Health and president of CVS Pharmacy, overseeing CVS’ $85 billion retail business, including its 9,900 retail stores and over 200,000 employees, as well as merchandising, marketing, supply chain, real estate, front store operations, pharmacy growth, pharmacy clinical care and pharmacy operations. He previously held the role of executive vice president, retail pharmacy and supply chain, and led CVS’ pharmacy operations, professional services and retail pharmacy product innovation and development functions, as well as the company’s supply chain organization. Prior to joining CVS Health, Kevin held executive leadership roles at Macy’s, most recently serving as senior vice president, regional director of stores, responsible for the management of 110 department stores in the Mid-Atlantic region. He holds an undergraduate degree in economics and a master’s degree in supply chain management from The Pennsylvania State University.

Ed Shirley joined the board in 2016 and has served as lead independent director since November 2018. He has substantial experience in executive leadership, strategy development, marketing/brand development and business operations, both domestically and globally, developed in his various senior executive positions with large consumer products companies. He served as president and chief executive officer of Bacardi Limited from 2012 to 2014. Prior to that, he was vice chairman of Procter & Gamble and held several senior executive positions during his 27 years with The Gillette Company. Ed is currently a director of the New York Life Insurance Company and has previously served as a member of the board of directors of Elizabeth Arden, Inc. and Time Warner Cable Inc. He is also a partner in PTW Capital, a recently formed consumer goods private equity firm.

As executive chair, Ed will work closely with Kevin to ensure a smooth and successful transition, lead the board of directors and provide input on key strategic priorities.

Brad Halverson joined the board in 2016 and is the former group president, financial products and corporate services and chief financial officer of Caterpillar Inc.

Regarding the financial outlook, the Company remains confident in its ability to achieve its financial objectives and is aligned with current fiscal year consensus estimates.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 69,000 associates, the company operates more than 320 distribution facilities worldwide and serves more than 650,000 customer locations. For fiscal 2019 that ended June 29, 2019, the company generated sales of more than $60 billion. Information about our CSR program, including Sysco’s 2019 Corporate Social Responsibility Report, can be found at www.Sysco.com/csr2019report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at http://investors.sysco.com/, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. Investors should also follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should continue to review our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this press release that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations.

These statements include: our expectations that the leadership changes announced will enable the Company to accelerate performance, fully capitalize on its scale advantages and drive meaningful operating improvements; our expectations that Mr. Hourican’s expertise, skillset and vision will deliver meaningful value for customers, shareholders and other key stakeholders; and our expectations regarding the Company’s ability to achieve its financial objectives and deliver results aligned with the current fiscal year consensus estimates.

The ability of our leadership team to achieve the results reflected in the forward-looking statements is subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large, long-term regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, labor issues, political or financial instability, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to foreign trade, any or all of which could delay our receipt of product or increase our input costs. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. Competition and the impact of GPOs may reduce our margins and make it difficult for us to maintain our market share, growth rate and profitability. We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs. Our ability to meet our long-term strategic objectives depends on our ability to grow gross profit, leverage our supply chain costs and reduce administrative costs. This will depend largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that if sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, or if we are unable to continue to accelerate local case growth, our gross margins may decline; the risk that we are unlikely to be able to predict inflation over the long term, and lower inflation is likely to produce lower gross profit; the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may not be effective; the risk that our efforts to mitigate increases in warehouse costs may be unsuccessful; the risk that we may not be able to accelerate and/or identify additional administrative cost savings in order to compensate for any gross profit or supply chain cost leverage challenges; the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Adverse publicity about us or lack of confidence in our products could negatively impact our reputation and reduce earnings. Capital expenditures may vary based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completion of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of significant or prolonged inflation or deflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit and the “yellow vest” protests in France against a fuel tax increase and the French government, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. A divestiture of one or more of our businesses may not provide the anticipated effects on our operations. Meeting our dividend target objectives depends on our level of earnings, available cash and the success of our various strategic initiatives. Changes in applicable tax laws or regulations and the resolution of tax disputes could negatively affect our financial results. We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers. For a discussion of additional factors impacting Sysco’s business, see our Annual Report on Form 10-K for the year ended June 29, 2019, as filed with the SEC, and our subsequent filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

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